U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________
                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported):  MAY 8, 2003

                              EMERITUS CORPORATION
               (Exact name of registrant as specified in charter)

           WASHINGTON                1-14012                   91-1605464
(State or other jurisdiction)  (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)

                              Raymond R. Brandstrom
        Vice President of Finance, Chief Financial Officer, and Secretary
                              Emeritus Corporation
                         3131 Elliott Avenue, Suite 500
                            Seattle, Washington 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 298-2909
              (Registrant's telephone number, including area code)


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ITEM  9.  REGULATION  FD  DISCLOSURE

The information contained in this Item 9 of this Current Report on Form 8-K is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216. All information in the press release is furnished but not filed.

On May 8, 2003, the Registrant issued a press release entitled "EMERITUS REPORTS $1 MILLION IMPROVEMENT FOR FIRST QUARTER RESULTS". This press release is attached as exhibit 99.2.3 to the Registrant's quarterly report on Form 10-Q that was filed with the United State Securities and Exchange Commission on May 9, 2003.

In the press release, the Registrant disclosed information related to income statement cash flows. Management believes that this information is useful for investors because it is an easily understood, simple, and widely-used estimate of the financial measure "Net cash provided by operating activities." In addition, management believes that the income statement cash flows for the first quarter are more reflective of the estimated yearly cash provided by (used in) operating activities, when viewed on a quarter-by-quarter basis, due to the relatively large sums invested in prepaid general, professional, liability, and workers' compensation insurance as of March 31, 2003, which will be amortized to expense over the remainder of the year.

The table below shows the reconciliation between the Net cash provided by operating activities for the quarter ended March 31, 2003, as shown in the Condensed Consolidated Statements of Cash Flows and the "income statement cash flows" referred to in the press release:

Net cash provided by operating activities . . . .  $  228

Add:  Changes in operating assets and liabilities   1,176
      Amortization of deferred gains . . . . . .       99

Deduct:
Minority interests. . . . . . . . . . . . . . . .     (50)
                                                   -------
Income statement cash flow. . . . . . . . . . . .  $1,453
                                                   =======

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
                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
EMERITUS  CORPORATION

                                            By:    /s/  Raymond  R.  Brandstrom
                                                   ----------------------------
                                                    Raymond  R.  Brandstrom
                                                    Vice  President of Finance,
                                                    Chief Financial Officer,
                                                    and Secretary


Dated:  May  12,  2003


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